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                                                                    EXHIBIT 20.4

                                      PROXY

ANNUAL AND SPECIAL GENERAL MEETING OF
SHAREHOLDERS OF MDSI MOBILE DATA SOLUTIONS INC.
(THE "COMPANY")

TO BE HELD AT     SHERATON WALL CENTRE HOTEL,
                  PORT ALBERNI ROOM, 4TH FLOOR
                  1088 BURRARD STREET,
                  VANCOUVER, BRITISH COLUMBIA

ON MONDAY, JUNE 14, 2004, AT 9:00 A.M. (LOCAL TIME)

THE UNDERSIGNED MEMBER ("REGISTERED SHAREHOLDER") OF THE COMPANY HEREBY APPOINTS, Erik Dysthe, Chairman of the Board and Chief Executive Officer of the Company, or failing this person, Glenn Kumoi, Vice President, Chief Legal Officer and Corporate Secretary of the Company, or in the place of the foregoing, ______________________________ as proxyholder for and on behalf of the Registered Shareholder with the power of substitution to attend, act and vote for and on behalf of the Registered Shareholder in respect of all matters that may properly come before the Meeting of the Registered Shareholders of the Company and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Shareholder were present at the said Meeting, or any adjournment thereof.

The Registered Shareholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the Registered Shareholder as specified herein. In the absence of specific direction, the named proxy will vote this Instrument of Proxy for the election of each of the management nominees for Director and for each of the other resolutions.

RESOLUTIONS (For full detail of each item, please see the enclosed Notice of Meeting and Information Circular)

                                                                           For         Withhold
1. To elect as Director, Erik Dysthe                                    __________    ___________
2. To elect as Director, Robert C. Harris, Jr.                          __________    ___________
3. To elect as Director, Marc Rochefort                                 __________    ___________
4. To elect as Director, Peter Ciceri                                   __________    ___________
5. To elect as Director, David R. Van Valkenburg

                                                                           For          Against

6. To ratify the re-appointment of Deloitte & Touche LLP as
   Auditors for the ensuing year                                        __________    ___________
7. To authorize the Directors to fix the Auditors' remuneration         __________    ___________
8. To ratify the Company's shareholder protection rights plan           __________    ___________

THE UNDERSIGNED REGISTERED SHAREHOLDER HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN TO ATTEND AND VOTE AT SAID MEETING.

SIGN HERE:                   ___________________________________________________
PLEASE PRINT NAME:           ___________________________________________________
DATE:                        ___________________________________________________

NUMBER OF SHARES
REPRESENTED BY PROXY:        ___________________________________________________

THIS PROXY FORM IS NOT VALID UNLESS IT IS SIGNED AND DATED.

SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON REVERSE

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                      INSTRUCTIONS FOR COMPLETION OF PROXY

1.    THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE COMPANY.

2. This form of proxy ("Instrument of Proxy") MUST BE SIGNED by you, the Registered Shareholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and IF EXECUTED BY AN ATTORNEY, OFFICER, OR OTHER DULY APPOINTED REPRESENTATIVE, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

3. IF THIS INSTRUMENT OF PROXY IS NOT DATED in the space provided, authority is hereby given by you, the Registered Shareholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Shareholder, by Computershare Trust Company of Canada.

4. A REGISTERED SHAREHOLDER WHO WISHES TO ATTEND THE MEETING AND VOTE ON THE RESOLUTIONS IN PERSON, may simply register with the scrutineers before the Meeting begins.

5. A REGISTERED SHAREHOLDER WHO IS NOT ABLE TO ATTEND THE MEETING IN PERSON BUT WISHES TO VOTE ON THE RESOLUTIONS, may do the following:

      (a) APPOINT ONE OF THE MANAGEMENT PROXYHOLDERS named on the Instrument of Proxy, by leaving the wording appointing a nominee as is (i.e. do not strike out the management proxyholders shown and do not complete the blank space provided for the appointment of an alternate proxyholder). Where no choice is specified by a Registered Shareholder with respect to a resolution set out in the Instrument of Proxy, a management appointee acting as a proxyholder will vote in favour of each matter identified on this Instrument of Proxy and for the nominees of management for directors and auditor as identified in this Instrument of Proxy;

      OR

      (b) APPOINT ANOTHER PROXYHOLDER, who need not be a Registered Shareholder of the Company, to vote according to the Registered Shareholder's instructions, by striking out the management proxyholder names shown and inserting the name of the person you wish to represent you at the Meeting in the space provided for an alternate proxyholder. If no choice is specified, the proxyholder has discretionary authority to vote as the proxyholder sees fit.

6. THE SECURITIES REPRESENTED BY THIS INSTRUMENT OF PROXY WILL BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS OF THE REGISTERED SHAREHOLDER ON ANY POLL of a resolution that may be called for and, if the Registered Shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

If a Registered Shareholder has submitted an Instrument of Proxy, THE REGISTERED SHAREHOLDER MAY STILL ATTEND THE MEETING AND MAY VOTE IN PERSON. To do so, the Registered Shareholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, all previously submitted proxies.

To be represented at the Meeting, this proxy form must be received at the office of COMPUTERSHARE TRUST COMPANY OF CANADA by mail or by fax no later than forty eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or adjournment thereof or may be accepted by the Chairman of the Meeting prior to the commencement of the Meeting. The mailing address is:

                      COMPUTERSHARE TRUST COMPANY OF CANADA
                  PROXY DEPT. 100 UNIVERSITY AVENUE, 9TH FLOOR
                            TORONTO, ONTARIO M5J 2Y1
 FAX: WITHIN NORTH AMERICA: 1-866-249-7775 OUTSIDE NORTH AMERICA: (416) 263-9524